UNITED STATES
         SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C. 20549

                       FORM 8-K

                   CURRENT REPORT
           Pursuant to Section 13 or 15(d) of
          the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
       September 14, 1999

          SYNERGY TECHNOLOGIES CORPORATION
       (Exact name of registrant as specified
                   in its charter)

    Colorado           0-26721            84-1379164
(State or other     (Commission File   (I.R.S.  Employer
jurisdiction of         Number)        Identification No.)
incorporation or
organization)

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Item 5.  Other Events.

     (a) On September 14, 1999, the Board of Directors, pursuant to the registrant's bylaws, appointed Mr. John Gradek of Calgary, Alberta, Canada, to fill a vacancy on the Board created on June 29, 1999, by the Board's expansion from 3 members to 4 members.

     Mr. Gradek has worked for Canadian Pacific Railway during the last six years, and is currently the Director of Capacity Planning. Previously, Mr. Gradek was employed by Canadian Pacific as Director of Locomotive Fleet Management and as a key participant in the corporations total business process redesign. Mr. Gradek previously has served Air Canada for fifteen years in such capacities as Director of Yield Management, Manager of Schedule Design, Aircraft Customer Service Manager, Operational Auditor and Manager of Passenger Pricing. Mr. Gradek received a Bachelor's Degree in Applied Science from Loyola College (Montreal), Bachelor of Engineering (Electronics) from Carleton University (Ottawa) and his MBA degree from U. Western Ontario (London). Mr. Gradek is fluent in English and French.

                    SIGNATURES

  Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNERGY TECHNOLOGIES CORPORATION


/s/ Jacqueline Danforth


By: _________________________________
Jacqueline Danforth
Director, Secretary and Treasurer

Dated:   September 15, 1999